UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 15, 2016

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement.

Amendment to Credit Agreement

On December 15, 2016, Tesla Motors, Inc. (the “Company”) and its subsidiary Tesla Motors Netherlands B.V. (“Tesla B.V.” and together with the Company, collectively, the “Borrowers”), entered into the Fifth Amendment (the “Credit Agreement Amendment”) to the ABL Credit Agreement, dated as of June 10, 2015 (as amended, modified or supplemented, the “Credit Agreement”), among the Borrowers, the lenders party thereto, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the other agents party thereto.  The Credit Agreement Amendment increased the revolving commitments under the Credit Agreement by $200.0 million, thereby increasing the total revolving commitments from $1.0 billion to $1.2 billion, and amended the Credit Agreement to permit the Borrowers to obtain up to $50.0 million of additional commitments pursuant to the terms of the Credit Agreement.

Amendment to Warehouse Agreement; Assumption Agreement

On December 15, 2016, Tesla Finance LLC (“TFL”) and Tesla 2014 Warehouse SPV LLC (the “Borrower”), each a wholly-owned direct or indirect subsidiary of the Company, entered into Amendment No. 2 (the “Warehouse Agreement Amendment”) to the Loan and Security Agreement, dated as of August 31, 2016 (as amended, modified or supplemented, the “Warehouse Agreement”), among TFL, the Borrower, the lenders and group agents party thereto, and Deutsche Bank AG, New York Branch, as administrative agent (the “Warehouse Administrative Agent”).  Among other things, the Warehouse Agreement Amendment increased the maximum facility limit under the Warehouse Agreement by $300.0 million, thereby increasing the total facility limit from $300.0 million to $600.0 million, and modified certain terms to facilitate the joinder of certain types of additional lenders, including those in the Citi Lending Group (as defined below).

In connection with the Warehouse Agreement Amendment, the Borrower entered into an Assumption Agreement (the “Assumption Agreement”) with Citibank, N.A., as group agent and certain lenders administered by it (together, the “Citi Lending Group”), and the Warehouse Administrative Agent, pursuant to which, among other things, the Citi Lending Group agreed to a commitment of $300.0 million under the Warehouse Agreement and the lender affiliated with the Administrative Agent transferred one-half of the existing borrowings under the Warehouse Agreement to the Citi Lending Group. As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2016, amounts drawn under the Warehouse Agreement bear interest at a rate based on LIBOR plus a fixed margin, or in certain situations based on a rate that is calculated by reference to the prime rate, LIBOR and the federal funds rate, except that amounts borrowed from certain lenders in the Citi Lending Group that issue short-term commercial paper notes to maintain their loans bear interest at a rate based on the rates at which such notes are issued. Together with existing commitments, as of December 15, 2016, the Company had commitments for the full $600.0 million available under the Warehouse Agreement.

The foregoing descriptions of the Credit Agreement Amendment, Warehouse Agreement Amendment and Assumption Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1, 10.2 and 10.3 hereto, respectively, which are incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Fifth Amendment to Credit Agreement, dated as of December 15, 2016, among Tesla Motors, Inc., Tesla Motors Netherlands B.V., the lenders party thereto and Deutsche Bank AG, New York Branch, as Administrative Agent and Collateral Agent

10.2

Amendment No. 2 to Loan and Security Agreement, dated as of December 15, 2016, among Tesla Finance LLC, Tesla 2014 Warehouse SPV LLC, the lenders and group agents party thereto and Deutsche Bank AG, New York Branch, as Administrative Agent

10.3

Assumption Agreement, dated as of December 15, 2016, among Tesla 2014 Warehouse SPV LLC, Citibank, N.A. as Group Agent and certain lenders affiliated therewith, and Deutsche Bank AG, New York Branch, as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA MOTORS, INC.

By:	/s/ Jason Wheeler
Name: Jason Wheeler Title: Chief Financial Officer

Date:  December 20, 2016

Exhibit Index

Exhibit Number	Description
10.1

Fifth Amendment to Credit Agreement, dated as of December 15, 2016, among Tesla Motors, Inc., Tesla Motors Netherlands B.V., the lenders party thereto and Deutsche Bank AG, New York Branch, as Administrative Agent and Collateral Agent

10.2

Amendment No. 2 to Loan and Security Agreement, dated as of December 15, 2016, among Tesla Finance LLC, Tesla 2014 Warehouse SPV LLC, the lenders and group agents party thereto and Deutsche Bank AG, New York Branch, as Administrative Agent

10.3

Assumption Agreement, dated as of December 15, 2016, among Tesla 2014 Warehouse SPV LLC, Citibank, N.A. as Group Agent and certain lenders affiliated therewith, and Deutsche Bank AG, New York Branch, as Administrative Agent